Exhibit 99.1
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[LOGO] EAGLE SUPPLY GROUP, Inc.


CONTACT:                                      INVESTOR RELATIONS COUNSEL:
Douglas P. Fields, Chairman and CEO           The Equity Group Inc.
Frederick M. Friedman, Executive VP and CFO   Adam Prior
Tel:  212-986-6190                            Tel: 212-836-9606
Fax: 212-972-0326                             Devin Sullivan
www.eaglesupplygroup.com                      Tel: 212-836-9608
------------------------                      www.theequitygroup.com
                                              ----------------------

FOR IMMEDIATE RELEASE
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          EAGLE SUPPLY GROUP, INC. ANNOUNCES AGGRESSIVE PLAN
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                  TO OPERATE PROFITABLY IN FISCAL 2003
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  *  $2.7 Million Reduction in Operating Expenses on Annualized Basis

NEW YORK, N.Y. - October 22, 2002 -- Eagle Supply Group, Inc. ("Eagle" or the "Company") (NASDAQ SmallCap: EEGL and EEGLW; BSE: EGL and
EGLW), one of the largest wholesale distributors of residential roofing and masonry supplies and related products in the United States, which recently reported a 20.9% increase in revenues, equal to approximately $41 million, and a 63.2% gain in net income for its fiscal year ended June 30, 2002, today announced a continuation of its aggressive response to relative softness in some of its markets.
Eagle announced that expense reductions in process since June 30, 2002, will reduce its operating expenses inclusive of payroll and other items, when fully implemented, by approximately $2.7 million on an annualized basis.

Douglas P. Fields, Eagle's Chairman and Chief Executive Officer stated, "Eagle intends to keep operating expenses in line with the level of our current business operations, and we intend to take an aggressive approach to operate Eagle profitably for fiscal year 2003 regardless of the economic environment. While we do not plan to announce our first quarter results until mid-November, revenues for the first quarter of fiscal year 2003, which ended September 30, 2002, averaged more than $20 million per month."

James E. Helzer, Eagle's President, stated, "The expense reductions in process since June 30, 2002, will reduce our operating expenses inclusive of payroll and other items, when fully implemented, by approximately $2.7 million on an annualized basis."

Mr. Helzer continued, "In light of the softening economic environment that we are experiencing in some of our market areas and pressure on our profit margins, we will continue to review our operations on a daily basis with the objective of tightening up operations in all areas and the further objective that our year-over-year quarterly comparisons will turn favorable in the future. We are also currently sacrificing lower margin business to help improve our results."

Mr. Fields referred to a number of facts relating to Eagle that he believes are significant in this current economic environment:

   * Eagle's net book value per share at June 30, 2002 was $2.40 per share.



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Eagle Supply Group, Inc.                                           Page 2
October 22, 2002

   * At June 30, 2002, Eagle had $.59 per share of cash and cash equivalents ($5.4 million) on its balance sheet for each of Eagle's 9,055,455 common shares outstanding on that date.
   * Eagle's revenues for its fiscal year ended June 30, 2002 were $26.20 per share based on the same number of shares outstanding.
   * Eagle's growth in reported revenues from its fiscal year ended June 30, 1998, the year prior to its IPO, through June 30, 2002 was at a cumulative average annual growth rate of 16.34%.
   * During Eagle's last fiscal year ended June 30, 2002, Eagle increased its reserves for doubtful accounts and notes receivable by 93% to approximately $4.6 million at June 30, 2002 from approximately $2.4 million at June 30, 2001.
   * In October 2001 and in October 2000, Eagle was recognized by Crain's New York Business as one of the top 50 fastest growing public companies in the New York metropolitan area in terms of revenues during the prior three years.

Mr. Fields stated, "Eagle participates in an industry that has experienced substantial consolidation during the last eight to ten years. In fact, a number of important transactions have been consummated this year in our industry, and there are other prospective transactions on the horizon. Although Eagle is always on the lookout to acquire compatible companies in our industry, Eagle itself has from time to time been approached as a possible acquisition target. Although inquiries and conditional proposals that Eagle has received in this regard were not pursued for a variety of reasons, it is possible that Eagle may in the future pursue a proposal from a serious potential acquirer. Of course, there can be no assurance that Eagle will receive a serious proposal to be acquired, that any such proposal would be potentially acceptable to Eagle, that Eagle would pursue such a proposal, or that any such proposal would be consummated. Potential acquirers can be categorized as either 'financial buyers' or 'strategic buyers,' among other ways of categorizing them. Financial buyers may generally be described as pools of capital seeking to acquire companies. Strategic buyers may generally be described as potential acquirers which can integrate Eagle's business operations into their own existing business operations and obtain some synergistic and complementary benefits."

Mr. Fields continued, "In analyzing Eagle as a potential acquisition, a potential financial buyer, in formulating a proposal, generally adds back, on a pro forma basis, to Eagle's reported net income various costs and expenses relating to Eagle's status as a publicly held company (which costs and expenses would no longer be incurred if Eagle were no longer publicly owned) and perhaps other potential add backs (and may make other adjustments which would reduce such reported net income), although there can be no assurance of this. A potential strategic buyer, in formulating a proposal, generally adds back to Eagle's reported net income, on a pro forma basis, similar adjustments that may be made by a potential financial buyer plus anticipated savings that the potential strategic buyer may determine would occur from combining various operations with its own, eliminating duplicate costs, improving purchasing power, improving efficiency, eliminating certain costs, including what may be deemed to be one time costs and expenses, and perhaps other strategic benefits (less other potential adjustments that may reduce such reported net income). As a result, a proposal to acquire Eagle by a potential financial or strategic acquirer may be based on adjustments made by them to our reported net income which may make Eagle attractive to any such potential acquirer, although, of course, there can be no assurance of this."

Mr. Fields concluded, "Eagle's current plan is to continue to implement its growth strategy which has resulted in the Company's reporting revenues of $237 million in fiscal year 2002, an increase of more than $100 million from fiscal year 1998, the year before Eagle consummated its IPO. For the current fiscal year, we are seeking to maintain our profitability, consolidate the previous gains in our business, maximize our efficiency, rationalize our operations, and




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Eagle Supply Group, Inc.                                        Page 3
October 22, 2002


grow as well as we are able in the current economic environment."

This document includes statements that may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, such as statements relate to our financial condition, results of operations, plans, objectives, future performance and business operations. These statements relate to expectations concerning matters that are not historical fact. Accordingly, statements that are based on management's projections, estimates, assumptions, and judgments are forward-looking statements. These forward-looking statements are typically identified by words or phrases such as "believes," "expects," "anticipates," "plans," "estimates," "approximately," "intend," and other similar words and phrases, or future or conditional verbs such as "will," "should," "would," "could," and "may." These forward-looking statements are based largely on our current expectations, assumptions, estimates, judgments, plans and projections about our business and our industry, and they involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable assumptions, judgments, and estimates, forward-looking statements involve known and unknown risks, uncertainties, contingencies, and other factors that could cause our or our industry's actual results, level of activity, performance or achievement to differ materially from those discussed in or implied by any forward-looking statements made by or on behalf of Eagle Supply Group, Inc. and could cause our financial condition, results of operations, or cash flows to be materially adversely affected. In evaluating these statements, some of the factors that you should consider include the following:

   * general economic and market conditions, either nationally or in the markets where we conduct our business, may be less favorable than expected;
   * inability to find suitable equity or debt financing when needed on terms commercially reasonable to us;
   * inability to locate suitable facilities or personnel to open or maintain distribution center locations;
   * inability to identify suitable acquisition candidates or, if identified, an inability to consummate any such acquisitions, and, if consummated, an inability to operate them profitably;
   * interruptions or cancellation of sources of supply of products to be distributed or significant increases in the costs of such products;
   * changes in the cost, terms of purchase, pricing of, or consumer demand for, our industry's distributed products;
   * an inability to collect our accounts or notes receivables when due or within a reasonable period of time after they become due and payable;
   *    a significant increase in competitive pressures; and
   * changes in accounting policies and practices, as may be adopted by regulatory agencies as well as the Financial Accounting Standards Board.

Please see the "Risk Factors" in Eagle's filings (including Forms 10-K and registration statements) with the Securities and Exchange Commission for a description of some, but not all, risks, uncertainties and contingencies. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.



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